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                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

    WHEREAS, Avaya Inc., a Delaware corporation (hereinafter referred to as the "Company"), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-4 in connection with the registration of certain securities to be issued by the Company in connection with the exchange offer by the Company, Warburg, Pincus Equity Partners, L.P. and related investment funds to exchange securities of the Company and cash consideration for the Company's Liquid Yield Option Notes due 2021; and

    WHEREAS, the undersigned is a Director (and/or Officer) of the Company, as indicated below his or her signature.

    NOW, THEREFORE, the undersigned hereby constitutes and appoints Garry K. McGuire Sr. and Charles D. Peiffer and each of them, as attorneys, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, and in the capacity of the undersigned as a Director and Officer of the Company, to execute and file such Registration Statement and any amendments or supplements thereto (including any post-effective amendments), with all exhibits thereto, hereby giving and granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 23rd day of December, 2002.

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By: /s/DONALD K. PETERSON                                   By: /s/PHILIP ODEEN
Name: Donald K. Peterson                                    Name: Philip Odeen
Title:  Chairman of the Board and Chief                     Title:  Director
      Executive Officer

By:                                                         By: /s/DANIEL C. STANZIONE
Name: Garry K. McGuire                                      Name: Daniel C. Stanzione
Title:  Chief Financial Officer and Senior                  Title:  Director
      Vice President, Operations

By:                                                         By: /s/PAULA STERN
Name: Charles D. Peiffer                                    Name: Paula Stern
Title:  Vice President and Controller                       Title:  Director

By: /s/MARK LESLIE                                          By: /s/RONALD ZARRELLA
Name: Mark Leslie                                           Name: Ronald Zarrella
Title:  Director                                            Title:  Director
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